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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            BIG FOOT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                  ILLINOIS                           TO BE APPLIED FOR
(State of incorporation or organization)     I.R.S. Employer Identification No.)


                       C/O FAIRFIELD SAVINGS BANK, F.S.B.
                                    1190 RFD
                         LONG GROVE, ILLINOIS 60047-7304
                    (Address of principal executive offices)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
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         NONE                                           NOT APPLICABLE

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ] ___________________

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the shares of common stock, par value $.01 per share, of Big Foot Financial Corp. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the information set forth under the following captions in the Subscription and Community Offering Prospectus of the Registrant filed with the Securities and Exchange Commission on September 16, 1996 as part of the Registrant's Registration Statement on Form S-1, No. 333-12083, which information is incorporated herein by reference: THE CONVERSION -- CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION; RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK; DESCRIPTION OF CAPITAL STOCK OF THE COMPANY; DESCRIPTION OF CAPITAL STOCK OF THE BANK.


ITEM 2.  EXHIBITS.

                  The following Exhibits are incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-12083), as filed with the Securities and Exchange Commission on September 16, 1996:

         1        Specimen Stock Certificate of Big Foot Financial Corp.

         2.1      Articles of Incorporation of Big Foot Financial Corp.

         2.2      Bylaws of Big Foot Financial Corp.

         2.3      Plan of Conversion of Fairfield Savings Bank, F.S.B.




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          BIG FOOT FINANCIAL CORP.


                                          By:/s/ George M. Briody
                                             -----------------------
                                              George M. Briody
                                              President

Dated:  September 30, 1996